NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2016 SECOND QUARTER LEASING

NEW YORK, NEW YORK (June 6, 2016) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin”) announced that in the fiscal 2016 second quarter, Griffin leased approximately 16,000 square feet of previously vacant office space and extended, for an additional two years, a lease of approximately 127,000 square feet of industrial/warehouse space that was scheduled to expire in February 2017. The office space leased was in Griffin’s approximately 48,000 square foot single story office building (“21 Griffin Road North”) in Griffin Center, and resulted in 21 Griffin Road North being fully leased. The lease extension was for a full building lease in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut. Also in the fiscal 2016 second quarter, a full building lease of approximately 57,000 square feet in NE Tradeport expired. In fiscal 2014, the tenant in that building entered into a ten year full building lease of an approximately 138,000 square foot building in one of Griffin’s other NE Tradeport buildings and extended its lease in the smaller NE Tradeport building during its period of transition to the larger facility.

In the first six months of fiscal 2016, Griffin has leased approximately 132,000 square feet of previously vacant industrial/warehouse space and approximately 16,000 square feet of previously vacant office space, while leases aggregating approximately 58,000 square feet of industrial/warehouse space and approximately 31,000 square feet of office/flex space expired and were not renewed. The leasing of industrial/warehouse space includes approximately 102,000 square feet in 4270 Fritch Drive (“4270 Fritch Drive”), one of Griffin’s industrial/warehouse buildings in the Lehigh Valley of Pennsylvania. As a result of the new lease at 4270 Fritch Drive, Griffin’s four existing Lehigh Valley industrial/warehouse buildings are fully leased. In the fiscal 2015 fourth quarter, Griffin started construction on its fifth industrial/warehouse building in the Lehigh Valley, 5210 Jaindl Boulevard (“5210 Jaindl Boulevard”).  This approximately 252,000 square foot industrial/warehouse building is expected to be completed in June 2016 and is not yet leased. Including 5210 Jaindl Boulevard, when completed, Griffin will own approximately 1,183,000 square feet of industrial/warehouse space in the Lehigh Valley.

As of the end of the fiscal 2016 second quarter, Griffin’s portfolio of approximately 3,044,000 square feet (excluding 5210 Jaindl Boulevard) was approximately 91% leased, as compared to approximately 89% leased at the end of fiscal 2015.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward looking statements include the timing on completion of construction of 5210 Jaindl Boulevard. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.